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                                                                   EXHIBIT J

                               CUSTODIAN AGREEMENT


     AGREEMENT made this January 1, 1996, between AH&H Partners Fund Limited Partnership (the "Partnership") and Adams, Harkness & Hill, Inc. (the "Custodian");

     WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT OF CUSTODIAN: The Partnership hereby employs and appoints the Custodian as a custodian for the term and subject to the provisions of this Agreement. The Custodian shall not be under any duty or obligation to require the Partnership to deliver to it any securities or funds owned by the Partnership and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Partnership will deposit with the Custodian a copy of the Third Amended and Restated Agreement of Limited Partnership of the Partnership and all amendments thereto (as so amended, the "Partnership Agreement"), and copies of such votes and other proceedings of the Partnership as may be necessary for or convenient to the Custodian in the performance of its duties. For purposes of this Agreement, the term "securities" shall, as appropriate, include securities and all other assets delivered to and held by the Custodian on behalf of the Partnership.

     2. POWERS AND DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PARTNERSHIP HELD BY THE CUSTODIAN: The Custodian shall have and perform the following powers and duties:

          A. SAFEKEEPING -- To keep safely the securities of the Partnership that have been delivered to the Custodian and, on behalf of the Partnership, from time to time to receive delivery of securities for safekeeping.

          B. MANNER OF HOLDING SECURITIES -- To hold securities of the Partnership (1) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a Securities System (as said term is defined in Section 2K). The Custodian will in all cases physically segregate the Partnership's securities from any securities and

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assets of all others and will mark the Partnership's securities in such manner as to clearly identify the Partnership's securities as the property of the Partnership, both upon physical inspection thereof and upon examination of the books and records of the Custodian.

          C. REGISTERED NAME: NOMINEE -- To hold registered securities of the Partnership (1) in the name or any nominee name of the Custodian or the Partnership, or in the name or any nominee name of any Agent, or (2) in street certificate form, so-called, and in any case with or without any indication of fiduciary capacity.

          D.   PURCHASES -- Upon receipt of proper instructions, as defined in
Section 2(N), insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Partnership. Such payments will be made only upon receipt of the securities (1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by a Securities System.

          E. EXCHANGES -- Upon receipt of proper instructions, to exchange securities held by it for the account of the Partnership for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without proper instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 2C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian, and further provided the Custodian shall at the time of surrendering securities or instruments receive a receipt or other evidence of ownership thereof.

          F. SALES OF SECURITIES -- Upon receipt of proper instructions, to make delivery of securities which have been sold for the account of the Partnership, but only against payment therefor (1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or (2) by credit to the

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account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian or an Agent of the Custodian with a Securities System.

          G. OTHER -- The Custodian may take any other action with respect to the Partnership's securities held by the Custodian, provided that the Custodian has received proper instructions from the Partnership, that such actions are only for the account of the Partnership and that the Custodian acts in accordance with the Standard of Care described in Section 4 hereof and with the requirements of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          H. PROXIES, NOTICES, ETC. -- Promptly to deliver or mail to the Partnership all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Partnership that are received by the Custodian, and upon receipt of proper instructions to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

          I. NONDISCRETIONARY DETAILS -- Without the necessity of express authorization from the Partnership, to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities of the Partnership held by the Custodian except as otherwise directed from time to time by the Managing General Partners or Advisory General Partner of the Partnership.

          J. BILLS -- Upon receipt of proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of the Partnership (including, but not limited to, interest charges, taxes, management fees, compensation to the Managing General Partners and any employees of the Partnership, and other operating expenses of the Partnership).

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          K.   DEPOSIT OF PARTNERSHIP ASSETS IN SECURITIES SYSTEMS -- The
Custodian may deposit and/or maintain securities owned by the Partnership in
(i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart zero of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR
Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart D, or (iii) any other domestic cleaning agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Partnership has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

          1) The Custodian may deposit and/or maintain Partnership securities, either directly or through one or more Agents appointed by the Custodian (provided that any such Agent shall be qualified to act as a custodian of the Partnership pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as custodian of the Partnership;

          2) The records of the Custodian with respect to securities of the Partnership which are maintained in a Securities System shall identify by book-entry those securities belonging to the Partnership;

          3) The Custodian shall pay for securities purchased for the account of the Partnership upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the record of the Custodian to reflect such payment and transfer for the account of the Partnership. The Custodian shall transfer securities sold for the account of the Partnership upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and
(ii) the making of an entry on the records of the Custodian to reflect such


                                       -4-

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transfer and payment for the account of the Partnership. Copies of all advices from the Securities System of transfers of securities for the account of the Partnership shall identify the Partnership, be maintained for the Partnership by the Custodian or an Agent as referred to above, and be provided to the Partnership at its request. The Custodian shall furnish the Partnership confirmation of each transfer to or from the account of the Partnership in the form of a written advice or notice and shall furnish to the Partnership copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Partnership on the next business day;

          4) The Custodian shall provide the Partnership with any report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal account control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Partnership such reports on their own systems of internal account control as the Partnership may reasonably request from time to time.

          5) At the written request of the Partnership, the Custodian will terminate the use of any such Securities System on behalf of the Partnership as promptly as practicable.

          L. OTHER TRANSFERS -- Upon receipt of proper instructions, to deliver securities, funds and other property of the Partnership to another custodian of the Partnership.

          M. INVESTMENT LIMITATIONS -- In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Partnership, the Custodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Partnership Agreement or votes or proceedings of the Limited Partners or Managing General Partners of the Partnership.

          N. PROPER INSTRUCTIONS -- Proper instructions shall mean a written request, direction, instruction or certification signed or initialled on behalf of the Partnership by one or more person or persons as the Managing General Partners of the Partnership shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an


                                       -5-

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authorized signatory of the Partnership shall be signed by such person. Those persons authorized to give proper instructions may be identified by the Managing General Partners by name, title or position and will include at least one individual empowered by the Managing General Partners to name other individuals who are authorized to give proper instructions on behalf of the Partnership. Telephonic or other oral instructions given by any one of the above persons will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions will be confirmed in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. Proper instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

     Proper instructions may include communications effected directly between electro-mechanical or electronic devices or systems, provided that the Partnership and the Custodian agree to the use of such device or system.

          O. SEGREGATED ACCOUNT -- The Custodian shall upon receipt of proper instructions establish and maintain on its books a segregated account or accounts for and on behalf of the Partnership, into which account or accounts may be transferred cash and/or securities of the Partnership, including securities maintained by the Custodian pursuant to Section 2K hereof, as mutually agreed from time to time between the Partnership and the Custodian.

          P. LIENS, CHARGES, ETC. OF CUSTODIAN -- The Custodian shall have no power or authority to assign hypothecate, pledge or otherwise dispose of the Partnership's securities or investments, except pursuant to the direction of the Partnership and its Advisory General Partner. The securities of the Partnership held by the Custodian shall not at any time or for any reason be subject to any lien or charge in favor of the Custodian or any other party claiming through the Custodian.

          Q. INSPECTION OF SECURITIES -- The Custodian will allow the Partnership's independent public accountants to verify the Partnership's securities by actual examination at the end of each annual and


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semi-annual fiscal period and on at least one other occasion as chosen by the accountants during each fiscal year. A certificate of such accountants stating that an examination of the Partnership's securities has been made and describing the nature and extent of the examination must be attached to a completed
Form N-17 and filed by the Custodian with the Securities and Exchange Commission promptly after each examination.

     The Custodian also acknowledges that the Partnership's securities shall, at all times, be subject to inspection by the Securities and Exchange Commission.

     R. CUSTODIAN AS BROKER-DEALER -- The provisions of Sections 2(B) (regarding segregation of the Partnership's securities), 2(D), 2(E), 2(F), 2(G) and 2(P) do not apply to securities bought for or sold to the Partnership by the Custodian acting as broker-dealer until the securities have been reduced to the physical possession of the Custodian and have been paid for by the Partnership. In such cases, the Custodian acting as broker-dealer will take possession of the securities at the earliest practical time.

     3. POWERS AND DUTIES OF THE CUSTODIAN WITH RESPECT TO ITS ROLE AS FINANCIAL AGENT: The Partnership hereby also appoints the Custodian as the Partnership's financial agent. With respect to the appointment as financial agent, the Custodian shall have and perform the following powers and duties:

          A. RECORDS -- To create, maintain and retain such records relating to its activities and obligations under this Agreement as are required under the Investment Company Act of 1940 and the rules and regulations thereunder (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder) and under applicable Federal and State tax laws. All such records will be the property of the Partnership and in the event of termination of this Agreement shall be delivered to the successor custodian.

          B. ACCOUNTS -- To keep books of account and render statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by proper instructions.

          C. ACCESS TO RECORDS -- The books and records maintained by the Custodian pursuant to Sections 3A and 3B shall at all times during the Custodian's regular business hours be open to

                                       -7-

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inspection and audit by officers of, attorneys for and auditors employed by the
Partnership and by employees and agents of the Securities and Exchange Commission, provided that all such individuals shall observe all security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian.

     4.   STANDARD OF CARE AND RELATED MATTERS:

     A.   LIABILITY OF THE CUSTODIAN WITH RESPECT TO PROPER INSTRUCTIONS:
EVIDENCE OF AUTHORITY, ETC. The Custodian shall not be liable for any action taken or omitted in reliance upon proper instructions believed by it to be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.

     The Advisory General Partner of the Partnership shall certify to the Custodian the names, signatures and scope of authority of all persons authorized to give proper instructions or any other such notice, request, direction, instruction, certificate or instrument on behalf of the Partnership, the names and signatures of the Managing General Partners and any resolutions, votes, instructions or directions of the Partnership's Managing General Partners or Limited Partners. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

     The Custodian shall be entitled, at the expense of the Partnership, to receive and act upon advice of (i) counsel regularly retained by the Custodian in respect of custodian matters, (ii) counsel for the Partnership, or (iii) such other counsel as the Partnership and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

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          B.   LIABILITY OF THE CUSTODIAN WITH RESPECT TO USE OF SECURITIES
SYSTEM -- With respect to the securities of the Partnership held by a Securities System, the Custodian shall be liable to the Partnership only for any loss or damage to the Partnership resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Partnership, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage to the Partnership if and to the extent that the Partnership has not been made whole for any such loss or damage.

          C. STANDARD OF CARE; LIABILITY; INDEMNIFICATION -- The Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law. The Partnership agrees to indemnify and hold harmless the Custodian to the extent and subject to the same terms and conditions as the Advisory General Partner is indemnified in the Partnership Agreement. Without limiting the foregoing indemnification obligation of the Partnership, the Partnership agrees to indemnify the Custodian and any nominee in whose name securities of the Partnership are registered against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that securities of the Partnership are registered in the name of the Custodian or such nominee.

     It is also understood that the Custodian shall not be liable for any loss involving any securities, currencies, deposits or other property of the Partnership, whether maintained by it, a securities depository, an agent of the Custodian or a Securities System or for any loss arising from a foreign currency transaction or contract, where the loss results from a Sovereign Risk or where the entity maintaining such securities, currencies, deposits or other property of the Partnership, whether the Custodian, securities depository, an

                                       -9-

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agent of the Custodian or a Securities System has exercised reasonable care maintaining such property or in connection with the transaction involving such property. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Partnership's property; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's control.

          D. APPOINTMENT OF AGENTS -- The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent shall not relieve the Custodian of any of its responsibilities under this agreement.

          E. POWERS OF ATTORNEY -- Upon request, the Partnership shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian of its obligations under this Agreement.

     5. COMPENSATION OF THE CUSTODIAN: The Custodian shall not receive a fee or any other compensation for its services hereunder.

     6. TERMINATION; SUCCESSOR CUSTODIAN: This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than seventy five (75) days after the date of such delivery or mailing.

     In the event of the appointment of a successor custodian, it is agreed that the securities owned by the Partnership and held by the Custodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Partnership in execution of documents and performance of other

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actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

     7. AMENDMENT: This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

     In connection with the operation of this Agreement, the Custodian and the Partnership may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment to this Agreement.

     The section headings in this Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.

     8. GOVERNING LAW: This instrument is executed and delivered in the Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.

     9. NOTICES: Notices and other writings delivered or mailed postage prepaid to the Partnership addressed to the Partnership at 60 State Street, Boston, Massachusetts 02109 or to such other address as the Partnership may have designated to the Custodian in writing, or to the Custodian at 60 State Street, Boston, Massachusetts 02109, or to such other address as the Custodian may have designated to the Partnership in writing; shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     10. BINDING EFFECT: This Agreement shall be binding on and shall inure to the benefit of the Partnership and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

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     11.  COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.


AH&H PARTNERS FUND                           ADAMS, HARKNESS & HILL, INC.
LIMITED PARTNERSHIP


By: /s/ Harry E. Wells, III                  By: /s/ Harry E. Wells, III
   -----------------------------                -------------------------------
   Name: Harry E. Wells, III                    Name: Harry E. Wells, III
   Title: Managing Director of                  Title: Managing Director
   Adams, Harkness & Hill, Inc


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                                                                   EXHIBIT N
[Letterhead]


   As independent Certified Public Accountants, we hereby consent to the use of our reports dated December 21, 1995 and January 24, 1996 (and to all references to our firm) included in or made a part of the initial
Registration Statement of AH&H Partners Fund Limited Partnership on Form N-2.




                                              /s/ Creelman & Smith, P.C.
                                              -----------------------------
                                              Creelman & Smith, P.C.
                                              Certified Public Accountants

Boston, Massachusetts
March 18, 1996